Exhibit 99.1

Mercantile Bank Corporation Announces Completion of Merger with Eastern Michigan Financial Corporation

GRAND RAPIDS, Mich., December 31, 2025 - Mercantile Bank Corporation (NASDAQ: MBWM) (“Mercantile”) announced today the completion of its previously announced merger with Eastern Michigan Financial Corporation (“Eastern”). This strategic combination brings together two financial institutions with shared values and deep commitments to serving Michigan’s families, businesses and communities.

The newly acquired Eastern Michigan Bank will operate alongside Mercantile's existing bank, Mercantile Bank, until the first quarter of 2027, at which time Mercantile plans to consolidate Eastern Michigan Bank into Mercantile Bank, subject to regulatory approvals from the Federal Deposit Insurance Corporation and the Michigan Department of Insurance and Financial Services. We believe this structure will ensure a smooth transition for customers and employees while maximizing the benefits of the combined organization.

“Completing this merger is an exciting moment for both of our organizations,” said Raymond Reitsma, President and CEO of Mercantile. “We are thrilled to welcome Eastern into the Mercantile family. By joining forces, we are better equipped to support local businesses, invest in our neighborhoods, and offer innovative financial solutions tailored to Michigan’s unique needs. I am especially excited for the opportunity to enter the Eastern Michigan market and bring our personalized approach to even more communities.”

Pursuant to the agreement and plan of merger, Eastern shareholders have the right to receive $32.32 per share and 0.7116 shares of Mercantile common stock in exchange for each share of Eastern common stock they own.

About Mercantile Bank Corporation

Based in Grand Rapids, Michigan, Mercantile Bank Corporation is the bank holding company for Mercantile Bank, and, effective December 31, 2025, Eastern Michigan Bank. Mercantile Bank and Eastern Michigan Bank provide financial products and services in a professional and personalized manner designed to make banking easier for businesses, individuals, and governmental units. Distinguished by exceptional service, knowledgeable staffs, and commitments to the communities they serve, Mercantile Bank and Eastern Michigan Bank, as combined, comprise one of the largest Michigan-based banking organizations with total combined assets of approximately $6.9 billion. Mercantile Bank Corporation's common stock is listed on the NASDAQ Global Select Market under the symbol "MBWM." For more information about Mercantile, visit www.mercbank.com, and follow us on Facebook, Instagram, X (formerly Twitter) @MercBank, and LinkedIn @merc-bank.

Forward-Looking Statements

This news release contains statements or information that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will," and similar references to future periods. Any such statements are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include difficulties and delays in the integration of Mercantile and Eastern and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees and customers, may be greater than expected; and the possibility regulatory approval for the merger of the banks in 2027 may not be received, the banks may never be combined, or such combination may take longer than expected. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in MBWM's reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the "SEC") and available at the SEC's website at www.sec.gov. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to MBWM or Eastern or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, MBWM and Eastern do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

FOR FURTHER INFORMATION:

MEDIA:	INVESTORS:
Nichole Kladder	Chuck Christmas
CMO, Mercantile Bank	CFO, Mercantile Bank Corporation
616-242-7760	616-726-1202
nkladder@mercbank.com	cchristmas@mercbank.com